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              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-83064 and 333-03889) pertaining to the Targeted Genetics Corporation's 1992 Restated Stock Option Plan and the Targeted Genetics Corporations' Stock Option Plan for Nonemployee Directors of our report dated February 7, 1997, with respect to the consolidated financial statements of Targeted Genetics Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          ERNST & YOUNG LLP

Seattle, Washington
March 17, 1997



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